THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 15, 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent and collateral agent for each member of the Lender Group and the Bank Product Providers (in such capacities, together with its successors and assigns in such capacities, "Agent") and as United States administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "US Agent"), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Canadian Agent"), the Lenders (as defined in the Credit Agreement as defined below) party hereto, UPLAND SOFTWARE, INC., a Delaware corporation ("Parent"), each subsidiary of Parent identified on the signature pages hereof as a "US Borrower" (collectively, the "US Borrowers"), UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation ("Upland CAD"; collectively with Parent and US Borrowers each, a "Borrower" and collectively, the "Borrowers") and CIT BANK, N.A. ("New Lender").
WHEREAS, the Borrowers, Agent, US Agent, Canadian Agent and the Lenders are parties to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, New Lender has agreed to join the Credit Agreement as a Lender;
WHEREAS, the Borrowers have requested that Agent and the Lenders amend the Credit Agreement in certain respects as provided herein; and
WHEREAS, Agent and the Lenders have agreed to the foregoing, in each case, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Joinder of New Lender; Reallocation.
(a)    New Lender (i) hereby joins the Credit Agreement as a Lender and shall have the rights and obligations of a Lender under the Loan Documents; (ii) represents and warrants that it is legally authorized to enter into this Amendment and the Credit Agreement; (iii) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iv) agrees that it will, independently and without reliance upon Agent or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (vii) confirms that prior to the date hereof, it has delivered to the Agent and the Administrative Borrower the forms prescribed by the Internal Revenue Service of the United States certifying New Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to New Lender under the Credit Agreement.
(a)    In connection herewith, the Revolver Commitments will be allocated to Wells Fargo Bank, National Association, as a Lender, and New Lender in the amounts set forth on the attached Exhibit A. New Lender agrees to make settlement payments to Agent as provided in the Credit Agreement, such that after giving effect to the making of such settlement payments, each Lender's share of the outstanding US Revolver Usage shall equal such Lender's Pro Rata Share. Nothing contained herein shall constitute a novation of any Obligation.
(b)    Wells Fargo Bank, National Association, and CIT Bank, N.A., are each hereby appointed as Joint Lead Arrangers and Joint Syndication Agents.
3.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement shall be amended as follows:
(a)    Section 2.1(a)(ii)(B)(3) is hereby amended and restated in its entirety as follows:
"the sum of (I) the Canadian Letter of Credit Usage at such time, plus (II) the principal amount of Canadian Revolving Loans (including Canadian Swing Loans) outstanding at such time plus (III) the principal amount of Canadian Term Loans outstanding at such time."
(b)    Section 2.1(b)(ii)(B)(3) is hereby amended and restated in its entirety as follows:
"the sum of (I) the US Letter of Credit Usage at such time, plus (II) the principal amount of US Revolving Loans (including US Swing Loans) outstanding at such time, plus (III) the principal amount of US Term Loans outstanding at such time."

(c)    Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Subject to the terms and conditions of this Agreement, on the Closing Date the Lenders with a US Term Loan Commitment (as of the Closing Date) made a term loan to the US Borrowers in the original principal amount of $19,000,000 and on April 25, 2016, the Lenders with a Delayed Draw Term Loan Commitment (as of April 25, 2016) made a Delayed Draw Term Loan to the US Borrowers in the original principal amount of $10,000,000. Immediately prior to the effectiveness of the Third Amendment as of the Third Amendment Closing Date, the outstanding principal balance of the US Term Loan made under and as defined in this Agreement was $27,687,500 (the "Original US Term Loan"). Subject to the terms and conditions of this Agreement and the Third Amendment, the Lenders agree (severally, not jointly or jointly and severally) to make additional term loans in Dollars to the US Borrowers on the Third Amendment Closing Date in an aggregate original principal amount of $16,687,500 (together with the Original US Term Loan, the "US Term Loan"). Each Lender's obligation to fund the portion of the US Term Loan to be funded on the Third Amendment Closing Date shall be limited to the amount set forth in footnote 1 on Schedule C-1 as the amount funded by it on the Third Amendment Closing Date.

(d)    The table set forth in Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
December 31, 2016	$554,687.50
March 31, 2017	$554,687.50
June 30, 2017	$554,687.50
September 30, 2017	$554,687.50
December 31, 2017	$554,687.50
March 31, 2018	$554,687.50
June 30, 2018	$554,687.50
September 30, 2018	$554,687.50
December 31, 2018	$554,687.50
March 31, 2019	$554,687.50
June 30, 2019	$554,687.50
September 30, 2019	$554,687.50
December 31, 2019	$554,687.50
March 31, 2020	$554,687.50
June 30, 2020	$554,687.50
September 30, 2020	$554,687.50
December 31, 2020	$554,687.50
March 31, 2021	$554,687.50
June 30, 2021	$554,687.50
September 30, 2021	$554,687.50

(e)    The table set forth in Section 2.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
December 31, 2016	$75,000
March 31, 2017	$75,000
June 30, 2017	$75,000
September 30, 2017	$75,000
December 31, 2017	$75,000
March 31, 2018	$75,000
June 30, 2018	$75,000
September 30, 2018	$75,000
December 31, 2018	$75,000
March 31, 2019	$75,000
June 30, 2019	$75,000
September 30, 2019	$75,000
December 31, 2019	$75,000
March 31, 2020	$75,000
June 30, 2020	$75,000
September 30, 2020	$75,000
December 31, 2020	$75,000
March 31, 2021	$75,000
June 30, 2021	$75,000
September 30, 2021	$75,000

(f)    Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Subject to the terms and conditions of this Agreement, at the election of and on a date (which shall be a Business Day) identified by Administrative Borrower after the Third Amendment Closing Date but prior to the Delayed Draw Term Loan Commitment Termination Date, each Lender with a Delayed Draw Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a delayed draw term loan in Dollars to US Borrowers (each such advance a "Delayed Term Loan Draw" and collectively, the "Delayed Draw Term Loan") in an amount equal to such Lender's Pro Rata Share of the Delayed Draw Term Loan Amount; provided, that (a) the aggregate principal amount of each Delayed Draw Term Loan Draw shall not be less than $2,500,000, and, in any event, shall be in an amount which is an integral multiple of $500,000, (b) after giving effect to any such Delayed Term Loan Draw, the aggregate original principal amount of the Delayed Term Loan Draws shall not exceed the Delayed Draw Term Loan Amount, (c) the conditions precedent set forth in Section 3 shall have been satisfied, and (d) Borrowers have delivered to Agent an updated pro forma certified calculation of the Leverage Ratio (after giving effect to the borrowing of the applicable Delayed Draw Term Loan) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, and such Leverage Ratio is not greater than (i) with respect to any Delayed Term Loan Draw advanced on or before December 31, 2016, 4.25:1.0 and (ii) with respect to any Delayed Term Loan Draw advanced on or after January 1, 2017, the required Leverage Ratio for the applicable period set forth in Section 7(b).
(g)    Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    At any time during the period from and after the Third Amendment Closing Date through but excluding the date that is the 4 year anniversary of the Third Amendment Closing Date, at the option of Administrative Borrower (but subject to the conditions set forth in clause (b) below), the US Term Loan Amount and/or the Canadian Term Loan Amount may be increased by an amount in the aggregate for all such increases of the US Term Loan Amount and the Canadian Term Loan not to exceed the Available Increase Amount (each such increase, an "Increase"). Agent shall invite each applicable Lender to increase its Pro Rata Share of the US Term Loan Amount or the Canadian Term Loan Amount (as the case may be) (it being understood that no Lender shall be obligated to increase its Pro Rata Share of the US Term Loan Amount or the Canadian Term Loan Amount) in connection with a proposed Increase at the interest margin proposed by applicable Borrowers, and if sufficient Lenders do not agree to increase their Pro Rata Share of the US Term Loan Amount or the Canadian Term Loan Amount (as the case may be) in connection with such proposed Increase, then Applicable Agent or applicable Borrowers may invite any prospective lender who is reasonably satisfactory to Applicable Agent and applicable Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the US Term Loan Amount and the Canadian Term Loan Amount be increased on or after the Third Amendment Closing Date pursuant to this Section 2.15 on more than 2 occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the Dollar Equivalent of the aggregate amount of the Increases to the US Term Loan Amount and the Canadian Term Loan Amount exceed $20,000,000.
(h)    Section 2.15(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(iii)    (A) Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for Parent and its Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase, (B) Borrowers have delivered to Agent an updated pro forma certified calculation of the Leverage Ratio (after giving effect to the applicable Increase) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, and such Leverage Ratio is not greater than the lesser of (i) 4.25:1.0 and (ii) the required Leverage Ratio for the applicable period set forth Section 7(b) less 0.25, and (C) Borrowers have delivered to Agent an updated pro forma certified calculation of the Recurring Revenue Ratio (after giving effect to the applicable Increase) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, and such Recurring Revenue Ratio is not greater than 1.00:1.0, and
(i)    Section 2.15(c) of the Credit Agreement is hereby amended to (i) delete the reference therein to "September 30, 2015" and insert in lieu thereof a reference to "December 31, 2016" and (ii) delete the reference therein to "March 31, 2020" and insert in lieu thereof a reference to "September 30, 2021".
(j)    Section 2.15(d) of the Credit Agreement is hereby amended to (i) delete the reference therein to "September 30, 2015" and insert in lieu thereof a reference to "December 31, 2016" and (ii) delete the reference therein to "March 31, 2020" and insert in lieu thereof a reference to "September 30, 2021".
(k)    Section 5.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Bank Products. On and after the Third Amendment Closing Date, the Loan Parties shall (i) maintain a depository relationship in the United States with Wells Fargo or one or more of its Affiliates, (ii) maintain their primary treasury management relationships in the United States with Wells Fargo or one or more of its Affiliates and (iii) maintain such depository and primary treasury management relationships at all times during the term of the Agreement; provided that nothing in the foregoing shall prohibit the Loan Parties from maintaining depository relationships with any other financial institution including one or more Lenders or their respective Affiliates.

(l)    Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Hedge Agreements. For so long as any lender party hereto is a Lender, during the term of this Agreement, the Loan Parties shall offer such Lender, or one or more of its Affiliates, the first opportunity to bid all interest rate protection, currency hedge agreements, foreign exchange agreements, or commodity hedge agreements to be entered into by any Borrower or one of its Subsidiaries.

(m)    Section 6.7(a) of the Credit Agreement is hereby amended to delete the reference therein to "$500,000" and insert in lieu thereof a reference to "$830,000".

(n)    Section 6.7(f) of the Credit Agreement is hereby amended to delete the reference therein to "$5,000,000" and insert in lieu thereof a reference to "$8,300,000".
(o)    Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on each March 31, June 30, September 30 and December 31 of at least 1.25 to 1.00 for the 4 quarter period ending on each such date.
(p)    Section 7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Leverage Ratio. Have a Leverage Ratio, measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Date	Applicable Ratio
December 31, 2016	4.50 to 1.00
March 31, 2017	4.25 to 1.00
June 30, 2017	4.00 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018	3.25 to 1.00
June 30, 2018	3.00 to 1.00
September 30, 2018	3.00 to 1.00
December 31, 2018	3.00 to 1.00
March 31, 2019	2.85 to 1.00
June 30, 2019	2.50 to 1.00
September 30, 2019	2.50 to 1.00
December 31, 2019	2.25 to 1.00
March 31, 2020	2.25 to 1.00
June 30, 2020 and each September 30, December 31 and March 31 thereafter	2.00 to 1.00

(q)    The definition of "Applicable Credit Amount Percentage" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Applicable Credit Amount Percentage" means the percentage set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Credit Amount Percentage
From the Third Amendment Closing Date through December 30, 2016	100.00%
December 31, 2016 through March 30, 2017	98.80%
March 31, 2017 through June 29, 2017	97.50%
June 30, 2017 through September 29, 2017	96.30%
September 30, 2017 through December 30, 2017	95.00%
December 31, 2017 through March 30, 2018	93.80%
March 31, 2018 through June 29, 2018	92.50%
June 30, 2018 through September 29, 2018	91.30%
September 30, 2018 through December 30, 2018	90.00%
December 31, 2018 through March 30, 2019	88.80%
March 31, 2019 through June 29, 2019	87.50%
June 30, 2019 through September 29, 2019	86.30%
September 30, 2019 through December 30, 2019	85.00%
December 31, 2019 through March 30, 2020	83.80%
March 31, 2020 through the June 29, 2020	82.50%
June 30, 2020 through September 29, 2020	81.30%
September 30, 2020 through the Maturity Date	80.00%

(r)    The definition of "Applicable Margin" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "December 31, 2015" and insert in lieu thereof a reference to "March 31, 2017".
(s)    The definition of "Available Increase Amount" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$15,000,000" and insert in lieu thereof a reference to "$20,000,000".
(t)    The definition of "Delayed Draw Term Loan Commitment Termination Date" is hereby amended to delete the reference therein to "May 14, 2017" and insert in lieu thereof a reference to "November 15, 2018".
(u)    The definition of "EBITDA" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to (i) delete the reference to "and" at the end of clause (c)(xv) thereof,

(ii) insert a reference to "and" at the end of clause (c)(xvi) and (iii) add a new clause (c)(xvii) thereto as follows:
(xvii)    costs, fees, charges and expenses, in respect of restructuring items for reductions in force occurring on or before November 30, 2016, in an amount equal to (A) $2,404,993 for the 12 month period ending on September 30, 2016, (B) $1,505,113 for the 12 month period ending on December 31, 2016 and (C) $557,732 for the 12 month period ending on March 31, 2017,
(v)    The paragraph at the end of the definition of "EBITDA" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a "Reference Period"), (a) if at any time during such Reference Period (and after the Closing Date), Parent or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period, and (b) EBITDA for the fiscal quarter ended December 31, 2015, shall be deemed to be $2,727,865, (c) EBITDA for the fiscal quarter ended March 31, 2016, shall be deemed to be $2,374,204, and (d) EBITDA for the fiscal quarter ended June 30, 2016, shall be deemed to be $2,785,205.
(w)    The definition of "Fee Letter" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Fee Letter" means that certain amended and restated fee letter dated as of the Third Amendment Closing Date between Borrowers and Agent, in form and substance satisfactory to Agent.
(x)    The definition of "Maturity Date" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Maturity Date" means November 15, 2021.
(y)    Clause (g) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$500,000" and insert in lieu thereof a reference to "$830,000".
(z)    Clause (l) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$500,000" and insert in lieu thereof a reference to "$830,000".

(aa)    Clause (m) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$10,000,000" and insert in lieu thereof a reference to "$16,700,000".
(bb)    The definition of "US Term Loan Amount" is hereby amended by deleting the reference therein to "$19,000,000" and inserting in lieu thereof a reference to "$44,375,000".
(cc)    Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:
"Original US Term Loan" has the meaning specified therefor in Section 2.2(a) of the Agreement.
"Recurring Revenue Ratio" means, as of any date of determination, the ratio of (a) Funded Indebtedness as of such date to (b) TTM Recurring Revenue.
"Third Amendment" means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Closing Date, by and among the Borrowers, Agent and the Lenders party thereto.
"Third Amendment Closing Date" means November 15, 2016.
(dd)    Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.
4.    Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a waiver or other modification of any other terms or provisions of the Credit Agreement or any other Loan Document, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.
5.    Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document as of the date hereof. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
6.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:
(a)    Agent shall have received a copy of this Amendment executed and delivered by the Lenders, and each Borrower, and each agreement, document and instrument set forth on the Closing Checklist attached hereto as Exhibit B;

(b)    after giving effect to the making of the Loans and other extensions of credit to be advanced by the Lenders to the Borrowers, any prepayment of Loans to be made on the date hereof, and the payment of all fees and expenses required to be paid by the Borrowers under this Amendment, the Credit Agreement and the other Loan Documents on the date hereof, Borrowers have Availability, plus Qualified Cash, that exceeds $30,000,000;
(c)    after giving effect to the making of the Loans and other extensions of credit to be advanced by the Lenders to the Borrowers on the date hereof and any prepayment of Loans to be made on the date hereof, the ratio of (x) Obligations outstanding as of the date hereof to (y) EBITDA for the 12 month period ended September 30, 2016, is not greater than 4.00:1.0;
(d)    Agent shall have received payment of all fees, expenses, and other amounts due and payable on the date hereof under each Loan Document, including without limitation, all fees and expenses pertaining to this Amendment; and
(e)    no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.
7.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:
(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
8.    Post-Closing Covenants.
(a)    Borrowers shall deliver to Agent, within five (5) Business Days following the date hereof (unless such period is extended, in writing, by Agent in its sole discretion), a restated certificate of formation, dated on or about the date hereof, with respect to Upland Software VI,

LLC, certified by the Treasurer of the Department of the Treasury of New Jersey and in form and substance reasonably satisfactory to Agent.
(b)    Borrowers shall deliver to Agent, within thirty (30) days following the date hereof (unless such period is extended, in writing, by Agent in its sole discretion), a certificate of status with respect to Upland IX, LLC, issued by the appropriate officer of the State of Tennessee and indicating that Upland IX, LLC is in good standing in such jurisdiction and registered to do business in such jurisdiction under its legal name.
9.    Miscellaneous.
(a)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
(c)    No Novation. The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute and shall in no event be deemed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation, release or termination of the Obligations as in effect prior to the Third Amendment Closing Date, or of any the Loan Documents or any rights or obligations thereunder, or a waiver by Agent or Lenders of any of their rights under this Amendment or the other the Loan Documents, whether at law or in equity or otherwise; (ii) the Obligations are in all respects continuing with only the terms thereof being modified to the extent expressly provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the other Loan Documents securing payment of the Obligations are in all such respects continuing in full force and effect and secure the payment of the Obligations as provided therein.
10.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT AND A US BORROWER:	UPLAND SOFTWARE, INC., a Delaware corporation By: Name: Title:

US BORROWERS:	UPLAND SOFTWARE I, INC., a Delaware corporation By: Name: Title:

UPLAND SOFTWARE II, INC., a Delaware corporation By: Name: Title:

UPLAND SOFTWARE III, LLC, a Delaware limited liability company By: Name: Title:

Signature Page to Third Amendment to Credit Agreement

UPLAND SOFTWARE IV, INC., a Nebraska corporation By: Name: Title:

UPLAND SOFTWARE V, INC., a Delaware corporation By: Name: Title:

UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company By: Name: Title:

UPLAND SOFTWARE VII, INC., a Delaware corporation By: Name: Title:

UPLAND IX, LLC, a Delaware limited liability company By: Name: Title:
ULTRIVA, INC., a California corporation By: Name: Title:

Signature Page to Third Amendment to Credit Agreement

ADVANCED PROCESSING & IMAGING, INC., a Florida corporation By: Name: Title:

Signature Page to Third Amendment to Credit Agreement

CANADIAN BORROWER:	UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation By: Name: Title:

Signature Page to Third Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, US Agent and as a Lender By: Name: Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender By: Name: Title:

CIT BANK, N.A., a national banking association, as a Lender By: Name: Title:_________________________

Signature Page to Third Amendment to Credit Agreement

EXHIBIT A

Schedule C-1

Lender	Canadian Revolver Commitment	US Revolver Commitment	Canadian Term Loan Commitment	US Term Loan Commitment	Delayed Draw Term Loan Commitment	Total Commitments
Wells Fargo Bank, National Association	$0	$6,142,857.14	$0	$30,089,285.71	$7,142,857.14	$43,375,000
Wells Fargo Capital Finance Corporation Canada	$1,000,000	$0	$5,625,000	$0	$0	$6,625,000
CIT Bank, N.A.	$0	$2,857,142.86	$0	$14,285,714.29	$2,857,142.86	$20,000,000
TOTAL	$1,000,000	$9,000,000	$5,625,000	$44,375,000	$10,000,000	$70,000,000

EXHIBIT B

Closing Checklist
[see attached]